UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

WE SAVE HOMES, INC.
 (Exact name of Registrant as specified in charter)

Nevada	000-52996	26-4238285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

27651 La Paz Road, Suite A, Laguna Niguel, CA 92677
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 599-1888

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 3, 2009, Michael McCarthy resigned as Chief Executive Officer and Director of We Save Homes, Inc. (the “Company”).  Mr. McCarthy’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

(c) On September 3, 2009, Ryan Boyajian was appointed Chief Executive Officer of the Company.  Mr. Boyajian, 32, also serves as the Company President, Secretary and Director and is also one of the Company’s founders. Mr. Boyajian is in charge of all Business Development aspects of the business.  He has brought significant high level customers who joined MMLN as Affiliates through his Professional business relationships that he garnered over the past 15 years in the Mortgage Business.  Prior to joining MMLN, Mr. Boyajian was a partner in a mortgage brokerage firm for the past 4 years.  He has placed in the top 50 of Mortgage Originators nationwide since 2002 (Mortgage Originator Magazine).  Mr. Boyajian earned his Bachelor of Science degree in Accounting from Fresno State and is married with 2 children.  He is also a proud member of National Association of Mortgage Brokers and California Association of Mortgage Brokers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          WE SAVE HOMES, INC.
(Company)

/s/          Ryan Boyajian
 ________________________________
By: Ryan Boyajian
Its: CEO, President and Secretary
Date: September 4, 2009